UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2004 (August 26, 2004)

NEWMARKET CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On August 27, 2004, NewMarket Corporation (the “Company”) issued a press release announcing that Patrick D. Hanley has been appointed by the Company’s Board of Directors, effective as of September 1, 2004. Mr. Hanley will be a member of the Audit, Nominating and Governance, and Bonus, Salary and Stock Option committees of the Board of Directors. Mr. Hanley will serve as a Director of the Company until the Company’s 2005 annual meeting of shareholders, at which it is expected that he will stand for election. The Company also announced that William W. Berry will retire as a Director of the Company on March 1, 2005.

The press release issued on August 27, 2004 by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of August 26, 2004, the Company’s Board of Directors amended Section 2 of Article II of the Company’s Bylaws to increase the size of the Board of Directors from seven to eight directors.

The Company’s Bylaws, as amended, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

3.1	Amended Bylaws of the Company.

99.1	Press release issued on August 27, 2004 by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2004

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended Bylaws of the Company.

99.1	Press release issued on August 27, 2004 by the Company.

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